Exhibit 10.2

FIRST AMENDMENT TO

STOCKHOLDERS’ AGREEMENT

This FIRST AMENDMENT TO STOCKHOLDERS’ AGREEMENT (this “Amendment”) effective as of January 13, 2023 (the “Effective Date”), by and between ProFrac Holding Corp., a Delaware corporation (the “Company”) and each of the undersigned stockholders of the Company (the “Stockholders”). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in that certain Stockholders’ Agreement, dated as of May 17, 2022, entered into by and among the Company and the Stockholders (the “Stockholders’ Agreement”).

WHEREAS, (i) pursuant to, and in accordance with, Article Fifth of the Charter, Section 3.9 of the Bylaws and Section 3.2(d) of the Stockholders’ Agreement, the Company Board increased the size of the Board from five (5) directors to six (6) directors as of the Effective Date, and (ii) such increase was consented to by the Principal Stockholders as required under Section 3.1(a) of the Stockholders’ Agreement; and

WHEREAS, the Company and the Stockholders desire to amend the Stockholders’ Agreement as set forth in this Amendment, and this Amendment has been approved by the Company Independent Directors as required by and in accordance with Section 6.7 of the Stockholders’ Agreement.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto agree as follows, all as of the Effective Date:

1.
Amendment of Definition. The definition of “Farris Designee” is hereby deleted in its entirety and replaced with the following:

““Farris Designee” and “Farris Designees” have the respective meanings set forth in Section 3.1(b).”

2.
Amendment of Section 2.1. Section 2.1 of the Stockholders’ Agreement is hereby deleted in its entirety and replaced with the following:

“Section 2.1 Term and Termination. This Agreement is effective as of the date hereof and shall terminate automatically (a) with respect to the THRC Parties, on the first date that the THRC Parties, based on their collective ownership of Company Common Stock, would no longer have the right to nominate any THRC Designee pursuant to Section 3.1(b), and (b) with respect to the Farris Parties, on the first date that the Farris Parties, based on their collective ownership of Company Common Stock, would no longer have the right to nominate any Farris Designee pursuant to Section 3.1(b). Notwithstanding the foregoing, the provisions of Article V and Article VI, and any claim for breach of the covenants set forth in this Agreement, shall survive the termination of this Agreement. The date that this Agreement terminates with respect to the THRC Parties or the Farris Parties, as applicable, is referred to herein as such Parties' “Termination Date.” The first date that this Agreement has terminated with respect to both the THRC Parties and the Farris Parties is referred to herein as the “Final Termination Date.””

3.
Amendment of Section 3.1(b). Section 3.1(b) of the Stockholders’ Agreement is hereby deleted in its entirety and replaced with the following:

“(b) Prior to the Trigger Date, the Company Board shall be comprised of (i) one director designated by the THRC Parties (a “THRC Designee” and any THRC Designee serving on the Company Board, a “THRC Director”), (ii) two directors designated by the Farris Parties (each, a “Farris

Designee” and, collectively, the “Farris Designees” and, together with the THRC Designee, the “Principal Stockholder Designees” and any Farris Designee serving on the Company Board, a “Farris Director” and, together with the THRC Director, the “Principal Stockholder Directors”), and (iii) three Company Independent Directors designated by the Company. The THRC Designee is Matthew Wilks, who shall be the THRC Director, and the Farris Designees are Sergei Krylov and James Coy Randle Jr., who shall be the Farris Directors. The initial Executive Chairman shall be Matthew Wilks. Prior to the Trigger Date, the Company’s Executive Chairman shall not be changed without the prior written consent of the Principal Stockholders.”

4.
Amendment of Section 3.1(c)(iii). Section 3.1(c)(iii) of the Stockholders’ Agreement is hereby deleted in its entirety and replaced with the following:

“(iii) the class III directors shall include: (A) for so long as the THRC Group collectively owns Company Common Stock representing at least 5% of the outstanding shares of Company Common Stock, one THRC Designee, and (B) for so long as the Farris Group collectively owns Company Common Stock representing at least 5% of the outstanding shares of Company Common Stock, two Farris Designees.”

5.
Effect of Amendment. Except as amended hereby, the Stockholders’ Agreement shall remain in full force and effect and in accordance with its terms. This Amendment shall be limited solely for the purpose and to the extent expressly set forth herein and nothing express or implied shall constitute an amendment, supplement, modification or waiver to any other term, provision or condition of the Stockholders’ Agreement.
6.
Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law principles.
7.
Counterparts. This Amendment may be executed in two or more counterparts (including by facsimile or other electronic means), each of which will be deemed an original but all of which together will constitute one and the same instrument. This Amendment will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

[SIGNATURE PAGE FOLLOWS]

Exhibit 10.2

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first above written.

PROFRAC HOLDING CORP.

By:	/s/ Robert J. Willette
Name:	Robert J. Willette
Title:	Chief Legal Officer, Secretary and Chief Compliance Officer

THRC HOLDINGS, LP

By:	THRC Management, LLC, its General Partner

By:	/s/ Dan H. Wilks
Name:	Dan H. Wilks
Title:	Manager

THE FARRIS AND JO ANN WILKS 2022 FAMILY TRUST

By:	/s/ Farris C. Wilks
Name:	Farris C. Wilks

FARRIS C. WILKS

By:	/s/ Farris C. Wilks
Name:	Farris C. Wilks

FARJO HOLDINGS, LP

By:	FARJO Management, LLC, its General Partner

By:	/s/ Farris C. Wilks
Name:	Farris C. Wilks
Title:	Manager

MATTHEW D. WILKS

By:	/s/ Matthew D. Wilks
Name:	Matthew D. Wilks

[Signature page to First Amendment to Stockholders’ Agreement]